SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock MuniYield New York Quality Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Saba Capital Management, L.P. posted the below to https://www.heyblackrock.com/.

The information contained on this website does not constitute an offer to sell, or a solicitation of an offer to buy, interests in SCMF or any other advisory client of Saba Capital.  Such an offer or solicitation may only be made by delivery of a respective offering document that contains a more detailed description of all the material terms of such an investment, including discussions of certain specific risk factors, conflicts (or potential conflicts) of interest, tax considerations, fees and other matters relevant to prospective investors in the specific fund or investment product.

Saba believes the information contained on this website is reliable and has been obtained from sources believed to be reliable, but Saba makes no representation or warranty, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions set forth herein. Additionally, there is no obligation to update, modify or amend this website or to otherwise notify a reader in the event that any matter stated herein, or any opinion, projection, forecast or estimate set forth herein, changes or subsequently becomes inaccurate.

This website contains current market views, opinions, and expectations of Saba based on its historic experience and proprietary research. While Saba believes that the statements contained herein are based on reasonable information and criteria, such statements may also factor in subjective judgement that could materially alter any stated outcome.

For important information about Saba Capital Income &Opportunities Fund, including, but not limited, to past performance results and risk factors, please visit: https://www.sabacef.com/saba-income-opportunities-fund.

Any performance quoted represents past performance and does not guarantee future results. Any current performance may be lower or higher than any performance information shown on this website. The investment return and principal value of an investment will fluctuate, so that investments may be worth more or less than their original cost. Any returns of a fund or investment product are presented net of fees, which includes the deduction of expenses (including brokerage commissions, administrative expenses, management fees and accrued performance allocations, if any) and the reinvestment of all dividends, interest, and capital gains, if any. Shares are bought and sold at market price not net asset value (NAV) and are not individually redeemed from the fund or investment product. Market performance is determined using the bid/ask midpoint at 4:00 p.m. Eastern time when the NAV is typically calculated. Brokerage commissions will reduce returns.

Carefully consider a fund’s or investment product’s investment objectives, risk factors, charges and expenses before investing.

This and other important information about certain funds or investment products, such as information about such fund’s or investment product’s updated investment program and principal risk factors, is contained in the definitive proxy statement and risk supplement. These documents should be read carefully before investing. Note that shares of such funds or investment products are not currently being offered.

Investing involves risk, including possible loss of principal. Past performance is not indicative or a guarantee of future results. All investing involves risks of fluctuating prices and the uncertainties of rates of return and yield inherent in investing. Funds and investment products may invest in credit instruments that carry a risk that borrowers may default in the timely payment of principal and interest on their debt, which would likely cause the value of an investment to decrease. Changes in short-term market interest rates will directly affect the yield on funds and investment products that invest in credit instruments. If such rates fall, such fund’s or investment product’s yield will also fall. If interest rate spreads on a fund’s or investment product’s credit investments decline in general, the yield on such fund’s or investment product’s credit investments will fall and the value of the fund’s or investment product’s credit investments may decrease. When short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on credit investments in a fund’s or investment product’s portfolio, the impact of rising rates will be delayed to the extent of such lag. Because of the limited secondary market for a portion of a fund’s or investment product’s investments, such fund’s or investment product’s ability to sell some assets in a timely fashion and/or at a favorable price may be limited. An increase in the demand for credit investments may adversely affect the rate of interest payable on new credit investments acquired by a fund or investment product, and it may also increase the price of credit investments purchased by a fund or investment product in the secondary market. A decrease in the demand for credit investments may adversely affect the price of such investments in a fund’s or investment product’s portfolio, which would cause such fund’s or investment product’s NAV to decrease. A fund’s or investment product’s use of leverage through borrowings can adversely affect the yield on an investment in such fund or investment product. Investment in foreign borrowers involves special risks, including potentially less rigorous accounting requirements, differing legal systems and potential political, social and economic adversity. A fund or investment product may engage in currency exchange transactions that seeks to hedge some or all of the economic impact to such fund or investment product arising from foreign currency fluctuations.

Investments in foreign securities may involve risks such as social and political instability, market illiquidity, exchange-rate fluctuations, a high level of volatility and limited regulation. Leverage may increase the risk of loss and cause fluctuations in the market value of a fund’s or investment product’s portfolio to have disproportionately large effects or cause the NAV of such fund or investment product generally to decline faster than it would otherwise. Derivatives may be more sensitive to changes in market conditions, amplifying risks. A liquid market may not exist for derivatives held by the Fund. High-yield bonds have a higher risk of default or other adverse credit events but have the potential to pay higher earnings over investment grade bonds. The higher risk of default, or the inability of the creditor to repay its debt, is the primary reason for the higher interest rates on high-yield bonds. The Fund intends to be non-diversified and may be subject to concentration risk and outsized market risk within the industries that it invests.

Any indices and other financial benchmarks are provided for illustrative purposes only – and do not imply that any fund or investment product will achieve similar performance, returns or volatility or invest in any specific investments that compromise any such index. Comparisons to indices have limitations and material characteristics that may differ from any fund or investment product. Any index information contained on this website is included merely to show general trends in the markets in the periods indicated, is not meant to imply that these indices are the only relevant indices and is not intended to imply that any portfolio managed by Saba Capital was similar to the index either in composition or element of risk. There is no guarantee that such portfolios will meet or exceed any index. Indices referenced on this website were selected in good faith, but there is no guarantee that such indices are appropriate or suitable for comparison with any fund’s or investment product’s performance. No assurance is made as to the accuracy of such indices and all information above is subject to revision. In addition, the composition of each of these indices is not under Saba's control and may change over time in the discretion of the respective provider of such index, which may affect the results of the performance comparisons.

PAST PERFORMANCE IS NOT INDICATIVE NOR A GUARANTEE OF FUTURE RESULTS.